[Letterhead of Snell & Wilmer L.L.P.]

October 26, 2010

China Sky One Medical, Inc.
No. 2158, North Xiang An Road
Song Bei District
Harbin, Peoples Republic of China 150028

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to China Sky One Medical, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to an aggregate of 1,273,593 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Company’s 2006 Stock Incentive Plan, with an effective date of July 31, 2006 (the “2006 Plan”);

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement.  In connection with this opinion, we have examined and relied upon the Company’s Articles of Incorporation and Bylaws, each as amended and/or restated to date; the Registration Statement; pertinent records of the meetings of the directors and stockholders of the Company; and such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.  In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.

For purposes of rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of the documents described in the preceding paragraph and such other documents and records as we have deemed appropriate.  In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as certified, photostatic or other copies, and the legal competence of all signatories to such documents.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.  It is understood that this opinion is to be used only in connection with the filing of the Registration Statement.  We are opining only on the matters expressly set forth herein, and no opinion should be inferred as to any other matter.

The law covered by the opinions expressed herein is limited to the laws of the State of Nevada.  We express no opinion herein as to the laws of any state, country or jurisdiction other than the laws of the State of Nevada.  This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares being issued under and in accordance with the 2006 Plan to register and qualify such Shares for sale under all applicable state securities or “blue sky” laws.

Based on the foregoing, and the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the 2006 Plan, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability of, compliance with, or effect of any laws except the laws set forth in Chapter 78 of the Nevada Revised Statutes, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and, as to the 2006 Options constituting legal obligations of the Company, solely with respect to the laws of the State of Nevada.  We assume no obligation to supplement this letter if any applicable laws change after the date of this letter with possible retroactive effect, or if any facts or events occur or come to our attention after the date of this letter that might change any of the opinions expressed above.

We are furnishing this opinion to the Company solely in connection with the Registration Statement, and it is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.  This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent.  Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement in the context of issuing this opinion.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.